Summary Prospectus for New Investors
May 1, 2026
Protective Aspirations Variable Annuity	Protective Life Insurance Company Protective Variable Annuity Separate Account P.O. Box 10648 Birmingham, Alabama 35202‑0648 Telephone: 1‑800‑456‑6330 Fax: 205‑268‑6479 www.protective.com
This Summary Prospectus summarizes key features of the Protective Aspirations Variable Annuity Contract (the “Contract”). You should read this Summary Prospectus carefully, particularly the section titled Important Information You Should Consider About the Contract. The Contract is a complex investment and involves risks, including potential loss of principal. Withdrawals could result in surrender charges, taxes, and tax penalties.
Before you invest, you should review the prospectus for the Protective Aspirations Variable Annuity Contract (the “Prospectus”), which contains more information about the Contract, including its features, benefits, and risks. You can find the prospectus and other information about the Contract online at www.protective.com/productprospectus. You can also obtain this information at no cost by calling 1-800-456-6330 or by sending an email request to prospectus@protective.com.
YOU MAY CANCEL YOUR CONTRACT WITHIN 10 DAYS OF RECEIVING IT
WITHOUT PAYING FEES OR PENALTIES.
In some states, this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Contract Value. You should review the prospectus, or consult with your investment professional, for additional information about the specific cancellation terms that apply.
Additional information about certain investment products, including variable annuities, has been prepared by the Securities and Exchange Commission’s staff and is available at Investor.gov.
Protective Life Insurance Company’s obligations under the Contract are subject to its financial strength and claims-paying ability.
The SEC has not approved or disapproved these securities or passed upon the adequacy of this Summary Prospectus. Any representation to the contrary is a criminal offense.

MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT	14
ADDITIONAL INFORMATION ABOUT FEES	16
APPENDIX: INVESTMENT OPTIONS AVAILABLE UNDER THE CONTRACT	20

SPECIAL TERMS
“We”, “us”, “our”, “Protective Life”, and “Company”  refer to Protective Life Insurance Company. “You”, “your” and “Owner” refer to the person(s) who has been issued a Contract.
Administrative Office Protective Life Insurance Company, P.O. Box 10648, Birmingham, Alabama 35202-0648 (for Written Notice sent by U.S. postal service) or Protective Life Insurance Company, 2801 Highway 280 South, Birmingham, Alabama 35223 (for Written Notice sent by a nationally recognized overnight delivery service).
Accumulation Phase The phase of your Contract where you make Purchase Payments and invest those payments seeking to increase your Contract Value.
Annual Withdrawal Amount or AWA Excluding the Reserve Amount, the maximum amount that may be withdrawn from the Contract under SecurePay Protector rider or the SecurePay Investor rider each Contract Year after the Benefit Election Date without reducing the Benefit Base.
Annuity Date The date as of which the Annuity Value is applied to an Annuity Option.
Annuity Option The payout option under which the Company makes annuity income payments.
Annuity Value The amount we apply to the Annuity Option you have selected. Generally, this amount is your Contract Value plus any increase resulting from the PayStream Plus Annuitization Benefit, if applicable, less any applicable fees, charges and premium taxes.
Benefit Base If you select a SecurePay rider, the Benefit Base is used to determine the amount available to withdraw under the rider.
Benefit Election Date The date you choose to start your SecurePay Withdrawals.
Benefit Period The period between the Benefit Election Date and any event which would cause the rider to terminate.
Contract Anniversary The same month and day as the Issue Date in each subsequent year of the Contract.
Contract Value  Before the Annuity Date, the sum of the Variable Account value and the Guaranteed Account value.
Contract Year Any period of 12 months commencing with the Issue Date or any Contract Anniversary.
DCA Dollar cost averaging.
DCA Accounts A part of the Guaranteed Account, but separate from the Fixed Account. The DCA Accounts are designed to transfer amounts to the Sub-Accounts of the Variable Account systematically over a designated period.
Death Benefit The amount we pay to the beneficiary if an Owner dies before the Annuity Date.
Excess Withdrawals Any portion of a withdrawal that, when aggregated with all prior withdrawals during a Contract Year, exceeds the maximum withdrawal amount permitted under one of the Protected Lifetime Income Benefits.
Fixed Account A part of the Guaranteed Account, but separate from the DCA Accounts. Amounts allocated or transferred to the Fixed Account earn interest from the date the funds are credited to the account.
Fund (“Portfolio Company”) Any investment portfolio in which a corresponding Sub-Account invests.
Good Order (“good order”) A request or transaction generally is considered in “Good Order” if we receive it in our Administrative Office within the time limits, if any, prescribed in the Prospectus for a particular transaction or instruction, it includes all information necessary for us to execute the requested instruction or transaction, and is signed by the individual or individuals authorized to provide the instruction or engage in the transaction. A request or transaction may be rejected or delayed if not in Good Order. Good Order generally means the actual receipt by us of the instructions relating to the request or transaction in writing (or, when permitted, by telephone or Internet as described above) along with all forms, information and supporting legal documentation we require to affect the instruction or transaction. This information and documentation generally includes, to the extent applicable: the completed application or instruction form; your contract number; the transaction amount (in dollars or percentage terms); the names and allocations to and/or from the Investment Options affected by the requested transaction; the signatures of all Owners (exactly as indicated on the Contract), if necessary; Social Security Number or Tax I.D.; and any other information or supporting documentation that we may require, including any spousal or Joint Owner’s consents. With respect to Purchase Payments, Good Order also generally includes receipt by us of sufficient funds to affect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in Good Order, and we reserve the right to change or waive any Good Order requirement at any time. If you have any questions, you should contact us or your registered representative before submitting the form or request.
Guaranteed Account The Fixed Account, the DCA Accounts and any other Investment Option we may offer with interest rate guarantees.
Investment Option Any account to which you may allocate Purchase Payments or transfer Contract Value under this Contract. The Investment Options are the Sub-Accounts of the Variable Account and the Guaranteed Account available in this Contract.
Issue Date The date as of which we credit the initial Purchase Payment to the Contract and the date the Contract takes effect.
Monthly Anniversary Date The same day each month as the Issue Date, or the last day of any month that does not have the same day as the Issue Date.
Owner The person or persons who own the Contract and are entitled to exercise all rights and privileges provided in the Contract.
Payout Phase The phase of your Contract after you elect to convert your Contract Value into a stream of income payments.
Protected Lifetime Income Benefits The optional SecurePay Investor and SecurePay Protector benefits offered with the Contract.
Purchase Payment The amount(s) paid by the Owner and accepted by the Company as consideration for this Contract.
Qualified Contracts Contracts issued in connection with retirement plans that receive favorable tax treatment under Sections 401, 408, 408A or 457 of the Code.
Quarterly Anniversary The same month and day as the Contract Issue Date in each calendar quarter prior to the Annuity Date.
Rate Sheet Prospectus Supplement A periodic supplement to this Prospectus which sets forth the current fees for the available optional death benefit riders, the current fees for the SecurePay riders, the Maximum Reserve Amount, as well as Maximum Withdrawal percentage and roll-up percentage(s), under the SecurePay living benefit rider available when you purchase your Contract. See “PROTECTED LIFETIME INCOME BENEFITS – Determining the Amount of Your SecurePay Withdrawals.”
Rider Issue Date The date a Protected Lifetime Income Benefit rider is issued, either at the time the Contract is issued, or later, under the SecurePay RightTime option.
RightTime The ability to purchase the Protected Lifetime Income Benefit rider, SecurePay Investor or SecurePay Protector, after your Contract is issued, so long as you satisfy the rider’s issue requirements and the rider is still available for sale.
Sub-Account A separate division of the Variable Account.
Surrender Charge A declining charge that is deducted from the Contract Value each time a withdrawal or partial surrender is made during the first 7 years following each purchase payment.
Valuation Date Each day on which the New York Stock Exchange is open for business.
Variable Account The Protective Variable Annuity Separate Account, a separate investment account of Protective Life.

OVERVIEW OF THE VARIABLE ANNUITY CONTRACT
Q: What is this Contract, and what is it designed to do?
A: The Protective Aspirations Variable Annuity Contract is designed to provide long-term accumulation of assets through investments in a variety of Investment Options during the accumulation phase. It can supplement your retirement income by providing a stream of income payments during the payout phase. It also offers death benefits to protect your beneficiaries. This Contract may be appropriate if you have a long investment time horizon. It is not intended for people who may need to make early or frequent withdrawals or intend to engage in frequent trading in the Funds, and may not be appropriate for you if you do not have a long-term investment horizon.
Q: How do I accumulate assets in this Contract and receive income from the Contract?
A: Your Contract has two phases: 1) an accumulation (savings) phase: and 2) a payout (income) phase.
1.
Accumulation (Savings) Phase

To help you accumulate assets, you can invest your Purchase Payments in:
•
Funds (mutual funds), each of which has its own investment strategies, investment advisers, expense ratios, and returns; and

•
The Fixed Account option, which offers a guaranteed interest rate during a selected period.

Additional information about the Funds in which you can invest is provided in the back of this Summary Prospectus. See APPENDIX: INVESTMENT OPTIONS AVAILABLE UNDER THE CONTRACT.
2.
Payout (Income) Phase

You can elect to annuitize your Contract and turn your Contract Value into a stream of income payments (sometimes called annuity payments) from the Company, at which time the accumulation phase of the Contract ends. These payments may continue for a fixed period of years, for your entire life, or for the longer of a fixed period or your life. The payments may also be fixed or variable. Variable payments will vary based on the performance of the Investment Options you select. Please note that if you annuitize, your investments will be converted to income payments and you may no longer be able to choose to withdraw money at will from your Contract. All benefits (including guaranteed minimum death benefits and living benefits) terminate upon annuitization.
Q: What are the primary features and options that this Contract offers?
A: Accessing your money. Until you annuitize, you have full access to your money. You can choose to withdraw your Contract Value at any time (although if you withdraw early, you may have to pay surrender charges and income taxes, including an additional tax if you are younger than age 59½).
Tax treatment. You can transfer money between Investment Options without tax implications, and earnings (if any) on your investments are generally tax-deferred. You are generally taxed when: (1) you make a withdrawal or (2) you receive an income payment from the Contract. Your beneficiary is taxed upon payment of a death benefit. For more information, see “Federal Tax Matters”.
Death benefits. Your Contract includes a basic death benefit, the Contract Value Death Benefit, that will pay your beneficiaries the Contract Value as of the date we receive Due Proof of Death, minus applicable fees and charges. You can purchase optional death benefits for an additional fee. These death benefits may increase the amount of money payable to your beneficiaries upon your death.
Optional benefits that occur during your lifetime. For an additional fee, you can purchase a Protected Lifetime Income Benefit rider (either the SecurePay Protector or the SecurePay Investor rider) to help protect your retirement income from declining markets and/or provide income guarantees to help protect you from outliving your assets, while still maintaining access to your money.
Portfolio rebalancing and dollar cost averaging. At no additional charge, you may select portfolio rebalancing, which automatically rebalances the Sub-Accounts you select to maintain your chosen percentage allocation of Variable Account value among the Sub-Accounts. Alternatively, at no additional charge, you may select dollar cost averaging (DCA), which automatically transfers a specific amount of money from the DCA Account or the Fixed Account to the Sub-Accounts you have selected, at set intervals over a specific period of time.
Automatic withdrawals. You may make pre-authorized withdrawals of a level dollar amount from the Contract on a monthly or quarterly basis before the Annuity Date. There is no charge for the automatic withdrawal program. However, if, during a Contract Year, the amount of the withdrawals exceeds the annual free withdrawal amount, we will deduct a surrender charge. You may also have to pay income taxes, including a 10% additional tax if you are younger than age 59½.
IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT
FEES, EXPENSES, AND ADJUSTMENTS
Are There Charges or Adjustments for Early Withdrawals?
Yes. If you surrender or make a withdrawal from your Contract within seven (7) years following your last Purchase Payment and before the Annuity Date, you will be assessed a surrender charge of up to 7% on the amount of the withdrawal minus the annual free withdrawal amount. The surrender charge starts at 7% and declines to 0% over seven (7) years.
For example, assume you purchased a Contract with a single Purchase Payment of $100,000 and surrender the Contract during the first Contract Year. Your free withdrawal amount is $10,000 (10% x $100,000) and is not subject to a surrender charge. You will be assessed a surrender charge of up to $6,300 (7% x $90,000) on the remaining amount of your surrender request.
For additional information about charges for surrenders and early withdrawals, see “CHARGES AND DEDUCTIONS – Surrender Charge (Contingent Deferred Sales Charge)” in the Prospectus.

Are There Transaction Charges?
Yes. In addition to surrender charges, you may also be charged $25 per transfer for each transfer after the first 12 transfers in a Contract Year. Currently, we do not assess this charge.
For additional information about transaction charges, see “FEE TABLE – Transaction Expenses” and “CHARGES AND DEDUCTIONS” in the Prospectus.

Are ThereOngoing Fees and Expenses (annual charges)?
Yes. The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.

Annual Fee	Minimum	Maximum
Base contract (1)	1.21%	1.21%
Investment options (Fund fees and expenses) (2)	0.34%	2.575%
Optional benefits available for an additional charge (for a single optional benefit, if elected)	See Rate Sheet Prospectus Supplement (3)	See Rate Sheet Prospectus Supplement (4)

(1)
We calculate the Base Contract fee by dividing the total amount we receive from the annual contract maintenance fee, the mortality and expense risk charge and the administration charge for the last fiscal year by the total average net assets attributable to the Contracts for that year.

(2)
As a percentage of Fund assets.

(3)
As an annualized percentage of the death benefit value on each Monthly Anniversary Date, beginning on the 1st Monthly Anniversary Date. This charge is the current charge for the Return of Purchase Payments Death Benefit, the least expensive optional benefit available for an additional charge.

(4)
As an annualized percentage of the Benefit Base on each Monthly Anniversary Date, beginning on the 1st Monthly Anniversary Date following election of the rider. This charge is the current charge for the SecurePay Protector Rider under the RightTime Option, the most expensive optional benefit available for an additional charge.

Because your Contract is customizable, the options and benefits you choose can affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. These estimates assume that you do not take any withdrawals from the Contract, which could add surrender charges that substantially increase costs.
Lowest Annual Cost: See Rate Sheet Prospectus Supplement	Highest Annual Cost: See Rate Sheet Prospectus Supplement

Assumes:
•
Investment of $100,000

•
5% annual appreciation

•
Least expensive combination of Fund fees and expenses

•
No optional benefits

•
No additional Purchase Payments, transfers or withdrawals

•
No sales charges

Assumes:
•
Investment of $100,000

•
5% annual appreciation

•
Most expensive combination of optional benefits and Fund fees and expenses

•
No additional Purchase Payments, transfers, or withdrawals

•
No sales charges

For additional information about annual charges, see “FEE TABLE” AND “CHARGES AND DEDUCTIONS” in the Prospectus.
RISKS
Is There a Risk of Loss from Poor Performance?
Yes. You can lose money by investing in this Contract, including loss of principal.
For additional information about the risk of loss, see “PRINCIPAL RISKS OF INVESTING IN THE CONTRACT” in the Prospectus.

Is this a Short-Term Investment?
No. This Contract is not a short-term investment and is not appropriate for an investor who needs ready access to cash. Although you are permitted to take withdrawals or surrender the Contract, surrender charges and federal and state income taxes may apply.
Surrender charges may apply for up to seven (7) years following your last Purchase Payment. Withdrawals will reduce your Contract Value and death benefit.
The benefits of tax deferral and living benefit protections also mean the Contract is less beneficial to investors with a short time horizon.
For additional information about the investment profile of the Contract, see “PRINCIPAL RISKS OF INVESTING IN THE CONTRACT,” “CHARGES AND DEDUCTIONS,” ”FEDERAL TAX MATTERS,” and “TAXATION OF ANNUITIES IN GENERAL” in the Prospectus.

What Are the Risks Associated with the Investment Options?
An investment in this Contract is subject to the risk of poor investment performance and can vary depending on the performance of the Investment Options available under the Contract.
Each Investment Option (including the Guaranteed Account) has its own unique risks.
You should review the prospectuses for the available Funds and consult with your financial professional before making an investment decision.
For additional information about the risks associated with Investment Options, see “PRINCIPAL RISKS OF INVESTING IN THE CONTRACT” in the Prospectus.

What Are the Risks Related to the Insurance Company?
An investment in the Contract is subject to the risks related to the Company. Any obligations (including under the Guaranteed Account), guarantees, or benefits under the Contract are subject to the claims-paying ability of the Company. More information about the Company, including its financial strength ratings, is available upon request at no charge by calling us at 1-800-456-6330 or writing us at the address shown on the cover page.
For additional information about Company risks, see “PRINCIPAL RISKS OF INVESTING IN THE CONTRACT,” and “THE COMPANY, VARIABLE ACCOUNT AND FUNDS” in the Prospectus.

RESTRICTIONS
Are There Restrictions on theInvestment Options?
Yes. Currently, there is no charge when you transfer Contract Value among Investment Options. However, we reserve the right to charge $25 for each transfer after the first 12 transfers in any Contract Year in the future.
We reserve the right to remove or substitute Funds as Investment Options that are available under the Contract. We also reserve the right to restrict the allocation of additional Purchase Payments and/or transfers of Contract Value to a Fund if we determine the Fund no longer meets one or more of our Fund selection criteria and/or if a Fund has not attracted significant contract owner assets.
For additional information about Investment Options, see “CHARGES AND DEDUCTIONS – Transfer Fee” and “THE COMPANY, VARIABLE ACCOUNT AND FUNDS – Selection of Funds – Addition, Deletion or Substitution of Investments” in the Prospectus.

Are there any Restrictions on Contract Benefits?
Yes. If you select a Protected Lifetime Income Benefit rider:
•
The Investment Options available to you under the Contract will be limited.

•
You may not make additional Purchase Payments two years or more after the Rider Issue Date or on or after the Benefit Election Date, whichever comes first.

•
Withdrawals from Contract Value that exceed the Annual Withdrawal Amount under the rider may significantly reduce or eliminate the rider benefits.
We may stop offering an optional benefit rider at any time, and the availability of certain optional benefit riders may vary by state.
If you purchase an optional death benefit, withdrawals may reduce the benefit by an amount greater than the value withdrawn.
For additional information about the optional benefits, see “PROTECTED LIFETIME INCOME BENEFITS” and “DEATH BENEFIT - Selecting a Death Benefit” in the Prospectus.

TAXES
What Are the Contract’s Tax Implications?
You should consult with a qualified tax advisor regarding the federal tax implications of an investment in, payments received under, and other transactions in connection with this Contract.
If you purchase the Contract through a tax-qualified plan or individual retirement arrangement (IRA), you do not get any additional tax deferral. Generally, all earnings on the investments underlying the Contract are tax-deferred until distributed or deemed distributed. A distribution from a non-Qualified Contract, which includes a surrender, withdrawal, payment of a death benefit, or annuity income payments, will generally result in taxable income if there has been an increase in the Contract Value. In the case of a Qualified Contract, a distribution generally will result in taxable income even if there has not been an increase in the Contract Value. In certain circumstances, a 10% additional tax may also apply if the Owner takes a withdrawal before age 59½. All amounts includable in income with respect to the Contract are taxed as ordinary income; no amounts are taxed at the special lower rates applicable to long term capital gains and corporate dividends.
For additional information about tax implications, see “FEDERAL TAX MATTERS” and “TAXATION OF ANNUITIES IN GENERAL” in the Prospectus.

CONFLICTS OF INTEREST
How Are Investment Professionals Compensated?
We pay compensation, in the form of commissions, non-cash compensation, and asset-based compensation, to broker-dealers in connection with the promotion and sale of the Contracts. A portion of any payments made to the broker-dealers may be passed on to their registered representatives in accordance with their internal compensation programs. The prospect of receiving, or the receipt of, asset-based compensation may provide broker-dealers and/or their registered representatives with an incentive to recommend initial or continued investment in the Contracts over other variable insurance products (or other investments). You may wish to take such compensation arrangements into account when considering and evaluating any recommendation relating to the Contracts.
For additional information about compensation, see “DISTRIBUTION OF THE CONTRACTS” in the Prospectus.

Should I Exchange My Contract?
Some investment professionals may have a financial incentive to offer you a new contract in place of the contract you already own. You should only exchange your current contract if you determine, after comparing the features, fees, and risks of both contracts, that it is better for you to purchase the new contract rather than continue to own your existing contract.
For additional information about exchanges, see “TAXATION OF ANNUITIES IN GENERAL – Exchanges of Annuity Contracts” in the Prospectus.

BENEFITS AVAILABLE UNDER THE CONTRACT
Q: Are there benefits I can select that will affect how much money that my beneficiaries or I will receive under the Contract, or otherwise will affect my rights under the Contract? What are the features, costs, and any limitations associated with these other benefits?
A: In addition to the Contract Value Death Benefit that is included with your Contract, other optional benefits may also be available to you. The purposes, fees, and restrictions/limitations of these benefits are briefly summarized in the following tables.
Death Benefits
These death benefits are available during the accumulation phase:
Name of Benefit	Purpose	Benefit is Standard or Optional	Maximum Fee	Brief Description of Restrictions/Limitations
Contract Value Death Benefit	Guarantees beneficiaries will receive a benefit at least equal to your Contract Value.	Standard	No charge	• None.

Name of Benefit	Purpose	Benefit is Standard or Optional	Maximum Fee	Brief Description of Restrictions/Limitations
Return of Purchase Payments Death Benefit
Equal to the greatest of:
1.
the Contract Value, or

2.
the aggregate Purchase Payments less an adjustment for each withdrawal (adjustment for each withdrawal is the amount that reduces the Return of Purchase Payments Death Benefit at the time of the withdrawal in the same proportion that the amount withdrawn, including any associated surrender charges, reduces the Contract Value.)

		Optional	1.00% (as an annualized percentage of the death benefit value on each Monthly Anniversary Date). See the Rate Sheet Prospectus Supplement for the current fee.
•
Available only at purchase.

•
It is possible that this Death Benefit will be no greater than the Contract Value Death Benefit, for which we do not assess a fee.

•
Withdrawals can reduce the value of the Death Benefit by more than the amount withdrawn.

Maximum Anniversary Value Death Benefit
Equal to the greatest of:
1.
the Contract Value,

2.
the aggregate Purchase Payments less an adjustment for each withdrawal (adjustment reduces the Maximum Anniversary Value Death Benefit at the time of the withdrawal in the same proportion that the amount withdrawn, including any surrender charges, reduces the Contract Value), or

3.
the greatest anniversary value attained prior to the older Owner’s 83rd birthday.

		Optional	1.00% (as an annualized percentage of the death benefit value on each Monthly Anniversary Date). See the Rate Sheet Prospectus Supplement for the current fee.
•
Available only at purchase.

•
It is possible that this Death Benefit will be no greater than the Contract Value Death Benefit, for which we do not assess a fee.

•
Cannot be elected if the oldest Owner is 78 or older.

•
Withdrawals reduce the value of the Death Benefit by more than the amount withdrawn.

Name of Benefit	Purpose	Benefit is Standard or Optional	Maximum Fee	Brief Description of Restrictions/Limitations
Maximum Quarterly Value Death Benefit
Equal to the greatest of:
1.
the Contract Value,

2.
the aggregate Purchase Payments less an adjustment for each withdrawal (adjustment reduces the Maximum Quarterly Value Death Benefit at the time of the withdrawal in the same proportion that the amount withdrawn, including any surrender charges, reduces the Contract Value), or

3.
the greatest Quarterly Anniversary value attained prior to the older Owner’s 83rd birthday.

		Optional	1.00% (as an annualized percentage of the death benefit value on each Monthly Anniversary Date). See Rate Sheet Prospectus Supplement for the current fee.
•
Available only at purchase.

•
It is possible that this Death Benefit will be no greater than the Contract Value Death Benefit, for which we do not assess a fee.

•
Cannot be elected if the oldest Owner is 78 or older.

•
Withdrawals can reduce the value of the Death Benefit by more than the amount withdrawn.

Maximum Daily Value Death Benefit
Equal to the greatest of:
1. the Contract Value,
2. the aggregate Purchase Payments less an adjustment for each withdrawal (adjustment reduced the Maximum Daily Value Death Benefit at the time of the withdrawal in the same proportion that the amount withdrawn, including any surrender charges, reduces the Contract Value), or
3. the greatest Daily Value attained prior to the older Owner’s 83rd birthday.
		Optional	1.00% (as an annualized percentage of the death benefit value on each Monthly Anniversary Date). See the Rate Sheet Prospectus Supplement for the current fee.
•
Available only at purchase.

•
It is possible that this Death Benefit will be no greater than the Contract Value Death Benefit, for which we do not assess a fee.

•
Cannot be elected if the oldest Owner is 78 or older.

•
Withdrawals can reduce the value of the Death Benefit by more than the amount withdrawn.

Optional Living Benefits
Name of Benefit	Purpose	Maximum Fee	Current Fee	Brief Description of Restrictions/Limitations
SecurePay Protector rider	Provides several options to determine the Annual Withdrawal Amount. The Standard Option provides an Annual Withdrawal Amount that is guaranteed for life and the Advance Options Provide for an Annual Withdrawal Amount that is guaranteed for a certain period then is a reduced Annual Withdrawal Amount that is guaranteed for life. All options will provide an Annual Withdrawal Amount, even if the Contract Value is reduced to zero, as well as the ability to rollover unused Annual Withdrawal Amount. This rider also includes a “roll-up” feature that may increase your Annual Withdrawal Amount.	2.00% (a) (if selected at Contract purchase) 2.20% (a) (under RightTime option)	See Rate Sheet Prospectus Supplement
•
Benefit limits available Investment Options during accumulation phase and withdrawal phase

•
Allocation of Purchase Payments or Contract Value to the Fixed Account is not permitted.

•
No Purchase Payments two years or more after Rider Issue Date or on or after Benefit Election Date, whichever comes first

•
If an Advance option is elected, the withdrawal percentage will be reduced after the guaranteed period.

•
Excess Withdrawals may significantly reduce or eliminate value of benefit

•
Available to Contract Owners age 55 to 85.

•
Not available for Inherited IRA Contracts.

Name of Benefit	Purpose	Maximum Fee	Current Fee	Brief Description of Restrictions/Limitations
SecurePay Investor rider	Provides an Annual Withdrawal Amount that is guaranteed for life, even if Contract Value is reduced to zero, as well as the ability to rollover unused Annual Withdrawal Amount to accumulate a Reserve Amount.	2.00% (a) (if selected at Contract purchase) 2.20% (a) (under RightTime option)	See Rate Sheet Prospectus Supplement
•
Allocation of Purchase Payments or Contract Value to the Fixed Account is not permitted.

•
No Purchase Payments two years or more after Rider Issue Date or on or after Benefit Election Date, whichever comes first

•
Excess Withdrawals may significantly reduce or eliminate value of benefit

•
Available to Contract Owners age 55 to 85.

•
Not available for Inherited IRA Contracts.

(a)
Fee is calculated as a percentage of the Benefit Base.

Other Optional Benefits
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions/Limitations
Portfolio Rebalancing	Automatically rebalances the Sub-Accounts you select (either quarterly, semi-annually or annually) to maintain your chosen percentage allocation of Variable Account value among the Sub-Accounts.	None	Required under the SecurePay Protector rider.
Dollar Cost Averaging	Automatically transfers a specific amount of money from the DCA Account or the Fixed Account to the Sub-Accounts you select, on a monthly basis over a specific period of time.	None	None
Automatic Withdrawal Plan (“AWP”)	Automatically withdraws a level dollar amount from the Contract on a monthly or quarterly basis before the Annuity Date.	None	Income taxes, including an additional tax if you are younger than age 59½, may apply

BUYING THE CONTRACT
Q: How do I purchase the Protective Aspirations Variable Annuity Contract?
A: You must complete and submit an application, along with your initial Purchase Payment, to Protective Life through a licensed representative of Protective Life. Once we have received and approved your application, we will send you your Contract and a statement confirming your investments.
Q: How much can I contribute and how are my contributions invested?
A: Your Purchase Payment will be invested in the Investment Options that you choose.
Minimum Initial Purchase Payment	$5,000
Minimum Subsequent Purchase Payment	$100 ($50 if made by electronic funds transfer)
Maximum Aggregate Purchase Payment(1)	$1,000,000

(1)
We can reject any Purchase Payments for any reason. We may also permit you to invest more than the maximum amounts listed above if you obtain our prior approval.

After your initial Purchase Payment, you are not required to make any additional Purchase Payments under your Contract.
Q: When will any Purchase Payments that I make be credited to my Contract?
A: Initial Purchase Payment: Your financial professional must determine that the Contract is suitable for you and transmit your application to us. If your application is complete when received by us and we also received your initial Purchase Payment, we will issue your Contract and allocate your initial Purchase Payment to the Investment Options you direct within 2 business days. If some information is missing from your application, we may delay issuing your Contract and crediting your Contract while we obtain the missing information. However, we will not hold your initial Purchase Payment for more than 5 business days without your permission. Once the information is complete, we will allocate your initial Purchase Payment to the Investment Options you direct within 2 business days.
Subsequent Purchase Payment: if we receive a subsequent Purchase Payment before the close of the NYSE (typically 3:00 p.m. Central Time), we will apply your Purchase Payment as of the end of that Valuation Date. If we receive your subsequent Purchase Payment at or after the close of the NYSE, your payment will be applied on the next Valuation Date.
MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT
Q: Can I access the money in my Contract during the asset accumulation (savings) phase?
A: You can access the money in your Contract by making a withdrawal, which will reduce the value of your Contract (including the amount of the death benefit). You may withdraw all or a portion of your Contract Value (minus applicable charges and other adjustments, discussed below). However, withdrawing the entire Contract Value will terminate your Contract.
Certain withdrawals may reduce the value of the SecurePay rider you elected. This optional living benefit rider provides withdrawal options.
Q: Are there any limitations associated with taking money out of my Contract during the asset accumulation (savings) phase?
A: Yes. These limitations are as follows:
Limitations on withdrawal amounts
•
At any time before the Annuity Date, you may withdraw the Contract Value provided the Contract Value remaining after the withdrawal is at least $5,000.If you request a withdrawal that would reduce your Contract Value below $5,000, we will (1) confirm the request for partial withdrawal with the Contract Owner, and, (2) if the request is confirmed, will treat the request for partial withdrawal as a request to fully surrender the Contract.

•
If you select a SecurePay rider, special withdrawal rules apply.

Surrender charges and taxes	• Surrender charges and federal and state income taxes may apply, as well as a 10% federal additional tax if the withdrawal occurs before the Owner reaches age 59½.
Negative impact of withdrawal on other benefits and guarantees of your Contract	• Withdrawals reduce your Contract Value and death benefit, and may reduce the value of the a SecurePay rider.
Q: What is the process to request a withdrawal of money from my Contract?
A: You can request to withdraw all or a portion of your Contract Value (that is your Contract Value less any surrender charges and any prorated Contract fees) on any business day through your financial intermediary, by calling us, facsimile or mailing a request to: (1) Protective Life Insurance Company, P.O. Box 10648, Birmingham, Alabama 35202-0648 (if sent by the U.S. postal service); or (2) to Protective Life Insurance Company, 2801 Highway 280 South, Birmingham, Alabama 35223 (if sent by a nationally recognized overnight delivery service). Generally, for withdrawal or surrender requests received in good order before the close of the New York Stock Exchange (typically 3:00 p.m. Central Time), we will process your request that Valuation Date. If we receive your request in good order at or after the close of the New York Stock Exchange, your request will be processed the next Valuation Date. We will generally pay the amount withdrawn or surrendered within seven days.
Q: Can I access the money in my account during the annuity (income) phase?
A: You will receive payments under the annuity payment option you select. However, unless you select an annuity payment option for a certain period that provides variable income payments, you may not take any other withdrawals.

ADDITIONAL INFORMATION ABOUT FEES
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from the Contract. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.
The first table describes the fees and charges that you will pay at the time you buy the Contract, surrender or make withdrawals from the Contract, or transfer Contract Value between Investment Options. State premium taxes may also be deducted.

TRANSACTION EXPENSES
Maximum Surrender Charge (as % of amount surrendered) (1)	7%
Transfer Fee (2)	$25

(1)
The surrender charge is based upon cumulative Purchase Payments as of the date each Purchase Payment is applied to the Contract, and decreases over time. The total of surrender charges assessed will not exceed 9% of aggregate Purchase Payments. (See “Surrender Charge, Determining the Surrender Charge” in the Prospectus.)

(2)
Protective Life currently does not charge this Transfer Fee, but reserves the right to do so in the future for each transfer after the first 12 transfers in any Contract Year. We will give written notice thirty (30) days before we impose a Transfer Fee. (See “CHARGES AND DEDUCTIONS, Transfer Fee” in the Prospectus.)

The next table describes the fees and expenses that you will pay each year during the time that you own the Contract, not including Fund fees and expenses. If you choose to purchase an optional benefit, you will pay additional charges, as shown below.

ANNUAL CONTRACT EXPENSES
(other than Fund expenses)
Administrative Expenses(1)	$35
Base Contract Expenses (as a percentage of average Variable Account value)(2)	1.20%
Optional Benefit Charges
	Maximum	Current
Return of Purchase Payments Death Benefit Fee (as an annualized percentage of the death benefit value on each Monthly Anniversary Date, beginning on the 1st Monthly Anniversary Date)(3)	1.00%	See Rate Sheet Prospectus Supplement
Maximum Anniversary Value Death Benefit Fee (as an annualized percentage of the death benefit value on each Monthly Anniversary Date, beginning on the 1st Monthly Anniversary Date)(4)	1.00%	See Rate Sheet Prospectus Supplement
Maximum Quarterly Value Death Benefit Fee (as an annualized percentage of the death benefit value on each Monthly Anniversary Date, beginning on the 1st Monthly Anniversary Date)(5)	1.00%	See Rate Sheet Prospectus Supplement
Maximum Daily Value Death Benefit Fee (as an annualized percentage of the death benefit value on each Monthly Anniversary Date, beginning on the 1st Monthly Anniversary Date)(6)	1.00%	See Rate Sheet Prospectus Supplement

Protected Lifetime Income Benefits(7)
SecurePay Rider Fee(8) (as an annualized percentage of the Benefit Base(9) on each Monthly Anniversary Date, beginning with the 1st Monthly Anniversary Date following election of the rider)
	Maximum	Current
Purchase of SecurePay Protector rider at Contract Purchase	2.00%	See Rate Sheet Prospectus Supplement
Purchase of SecurePay Protector rider under RightTime	2.20%	See Rate Sheet Prospectus Supplement
Purchase of SecurePay Investor rider at Contract Purchase	2.00%	See Rate Sheet Prospectus Supplement
Purchase of SecurePay Investor rider under RightTime	2.20%	See Rate Sheet Prospectus Supplement

(1)
Includes the annual contract maintenance fee. We will waive the annual contract maintenance fee if your Contract Value or aggregate Purchase Payments, reduced by surrenders and surrender charges, is $100,000 or more. (See “CHARGES AND DEDUCTIONS” in the Prospectus.)

(2)
Base Contract Expenses include a mortality and expense risk charge equal on an annual basis to 1.10% of the average daily net assets of the Variable Account attributable to your Contract and an administration charge equal on an annual basis to 0.10% of average daily net assets of the Variable Account attributable to your Contract.

(3)
The Return of Purchase Payments Death Benefit is equal to the greatest of  (i) your Contract Value, or (ii) your Purchase Payments less an adjustment for withdrawals. For more information on these death benefit values and fees, and how they are calculated, please see the “DEATH BENEFIT” and “CHARGES AND DEDUCTIONS, Death Benefit Fee” sections in the Prospectus.

(4)
The Maximum Anniversary Value Death Benefit is equal to the greatest of  (i) your Contract Value, (ii) your Purchase Payments less an adjustment for withdrawals, or (iii) the highest anniversary value of the Contract before the Owner’s 83rd birthday. For more information on these death benefit values and fees, and how they are calculated, please see the “DEATH BENEFIT” and “CHARGES AND DEDUCTIONS, Death Benefit Fee” sections in the Prospectus.

(5)
The Maximum Quarterly Value Death Benefit is equal to the greatest of  (i) your Contract Value, (ii) your Purchase Payments less an adjustment for withdrawals, or (iii) the highest quarterly value of the Contract before the Owner’s 83rd birthday. For more information on these death benefit values and fees, and how they are calculated, please see the “DEATH BENEFIT” and “CHARGES AND DEDUCTIONS, Death Benefit Fee” sections in the Prospectus.

(6)
The Maximum Daily Value Death Benefit is equal to the greatest of  (i) your Contract Value, (ii) aggregate Purchase Payments less an adjustment for each withdrawal, or (iii) the maximum death benefit daily value of the Contract before the Owner’s 83rd birthday. For more information on these death benefit values and fees, and how they are calculated, please see the “DEATH BENEFIT” and “CHARGES AND DEDUCTIONS, Death Benefit Fee” sections in the Prospectus.

(7)
You may not purchase both the SecurePay Investor and the SecurePay Protector rider.

(8)
We will give you at least 30 days’ written notice before any increase in the SecurePay Fee. You may elect not to pay the increase in your SecurePay Fee. If you do, your SecurePay rider will not terminate, but your current Benefit Base will be capped at its then current value. You will continue to be assessed your current SecurePay Fee, however, even though you will have given up the opportunity for any future increases in your SecurePay Benefit Base. See “THE SECUREPAY RIDERS” in the Prospectus.

(9)
The Benefit Base is a value used to calculate the Annual Withdrawal Amounts, and the fees charged under the SecurePay rider. If the rider is purchased at issue, your initial Benefit Base is equal to your initial purchase payments. If the rider is added through RightTime, your initial Benefit Base is equal to your Contract Value on the Rider Issue Date. For more information on the SecurePay rider, the Benefit Base and how it is calculated, please see “THE SECUREPAY RIDERS” in the Prospectus.

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. Expenses shown may change over time and may be higher or lower in the future. A complete list of Funds available under the Contract, including their annual expenses, can be found in an Appendix to this Summary Prospectus. (See “APPENDIX: INVESTMENT OPTIONS AVAILABLE UNDER THE CONTRACT.”)

ANNUAL FUND EXPENSES
	Minimum	Maximum
Expenses that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses(1)	0.34%	2.575%

(1)
The range shown here does not take into account any contractual fee waivers or expense reimbursement arrangements. See each Fund prospectus for additional information about expenses and the attached appendix which reflects current expenses (after any contractual fee waivers or expense reimbursement arrangements).

Example
The following examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. The examples show the costs of investing in the Contract, including transaction expenses, the annual contract maintenance fee, mortality and expense risk charge, administration charge, and any optional rider charges, and Annual Fund Expenses.
The examples assume that you invest $100,000 in the Contract for the periods indicated. The examples also assume that your investment has a 5% return each year and assumes the most expensive and least expensive combination of Annual Fund Expenses.
•
The first example assumes that you purchased the SecurePay Protector rider with RightTime at the maximum and current rider fees.

•
The second example assumes that you have not purchased either the SecurePay Protector or the SecurePay Investor rider.

•
The examples also assume that the Maximum Daily Value Death Benefit is in effect, and that all Contract Value is allocated to the Variable Account. The examples do not reflect transfer fees.

•
The examples do not reflect premium taxes, which may range up to 3.5% depending on the jurisdiction.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
1.
If you purchased the SecurePay Protector rider under RightTime:

a.
If you surrender the Contract at the end of the applicable time period:

i.
reflecting the maximum charge:

	1 year	3 years	5 years	10 years
Maximum Fund Expense	$12,633	$24,571	$35,938	$66,669
Minimum Fund Expense	$10,640	$18,760	$26,445	$48,995

ii.
reflecting the current charge:

	1 year	3 years	5 years	10 years
Maximum Fund Expense	$11,978	$22,569	$32,499	$59,281
Minimum Fund Expense	$9,981	$16,709	$22,860	$40,941

b.
If you annuitize(1) or remain invested in the Contract at the end of the applicable time period:

i.
reflecting the maximum charge:

	1 year	3 years	5 years	10 years
Maximum Fund Expense	$6,432	$19,448	$32,672	$66,669
Minimum Fund Expense	$4,303	$13,279	$22,774	$48,995

ii.
reflecting the current charge:

	1 year	3 years	5 years	10 years
Maximum Fund Expense	$5,732	$17,323	$29,087	$59,281
Minimum Fund Expense	$3,597	$11,101	$19,038	$40,941

2.
If you have not purchased either the SecurePay Protector rider or the SecurePay Investor rider:

a.
If you surrender the Contract at the end of the applicable time period:

	1 year	3 years	5 years	10 years
Maximum Fund Expense	$10,591	$18,338	$25,244	$43,759
Minimum Fund Expense	$8,581	$12,357	$15,256	$23,878

b.
If you annuitize(1) or remain invested in the Contract at the end of the applicable time period:

	1 year	3 years	5 years	10 years
Maximum Fund Expense	$4,249	$12,831	$21,525	$43,759
Minimum Fund Expense	$2,101	$6,482	$11,112	$23,878
Please remember that the examples are an illustration and do not guarantee the amount of future expenses. Your actual expenses may be higher or lower than those shown. Similarly, your rate of return may be more or less than the 5% rate of return assumed in the examples.

(1)
You may not annuitize your Contract within 3 years after we accept your most recent Purchase Payment. For more information, see “ANNUITY PAYMENTS, Annuity Date, Changing the Annuity Date.” Neither the death benefit fee nor the SecurePay Fee apply after the Annuity Date.

APPENDIX: INVESTMENT OPTIONS AVAILABLE UNDER THE CONTRACT
The following is a list of Funds available under the Contract. More information about the Funds is available in the prospectuses for the Funds, which may be amended from time to time and can be found online at www.protective.com/eprospectus. You can also request this information at no cost by calling 1-800-456-6330 or by sending an email request to prospectus@protective.com. Depending on the optional benefits you choose, you may not be able to invest in certain Funds.
The current expenses and performance information below reflects fee and expenses of the Funds, but do not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these other charges were included. Each Fund’s past performance is not necessarily an indication of future performance.
Asset Allocation Type	Portfolio Company - Investment Adviser; Sub- Adviser(s), as applicable	Current Expenses	Average Annual Total Returns (as of 12/31/2025)			Rider Allocation Investment Category(2)
			1 Year	5 Year	10 Year
Balanced	AB Variable Products Series Fund, Inc. - Balanced Hedged Allocation Portfolio - Class B - AllianceBernstein L.P.(1)	0.98%	17.36%	5.64%	6.74%	2
U.S. Equity	AB Variable Products Series Fund, Inc. - Discovery Value Portfolio - Class B - AllianceBernstein L.P.	1.07%	2.64%	8.48%	8.27%	4
U.S. Equity	AB Variable Products Series Fund, Inc. - Large Cap Growth Portfolio - Class B - AllianceBernstein L.P.	0.90%	12.85%	11.76%	15.88%	3
U.S. Equity	AB Variable Products Series Fund, Inc. - Relative Value Portfolio - Class B - AllianceBernstein L.P.(1)	0.85%	10.20%	11.15%	10.30%	3
U.S. Equity	AB Variable Products Series Fund, Inc. - Small Cap Growth Portfolio - Class B - AllianceBernstein L.P.(1)	1.15%	4.45%	-0.69%	10.99%	4
Allocation	American Funds Insurance Series® American Funds® Global Balanced Fund - Class 4 - Capital Research and Management Company(1)	1.01%	16.96%	5.85%	7.43%	2
Allocation	American Funds Insurance Series® Asset Allocation Fund - Class 4 - Capital Research and Management Company	0.79%	15.59%	8.70%	9.50%	2
Allocation	American Funds Insurance Series® Capital Income Builder® - Class 4- Capital Research and Management Company(1)	0.77%	20.16%	8.82%	7.32%	2
International Equity	American Funds Insurance Series® Capital World Growth and Income Fund® - Class 4 - Capital Research and Management Company(1)	0.91%	24.46%	10.01%	10.74%	3
International Equity	American Funds Insurance Series® EUPAC Fund™ - Class 4 - Capital Research and Management Company(1) (formerly, American Funds Insurance Series® International Fund)	0.97%	26.41%	3.14%	6.73%	4
International Equity	American Funds Insurance Series® Global Growth Fund - Class 4 - Capital Research and Management Company(1)	0.90%	21.34%	7.97%	11.89%	3
U.S. Equity	American Funds Insurance Series® Growth Fund - Class 4 - Capital Research and Management Company	0.83%	19.93%	13.09%	17.67%	3
U.S. Equity	American Funds Insurance Series® Growth-Income Fund - Class 4 - Capital Research and Management Company	0.78%	17.77%	13.62%	13.63%	3
International Equity	American Funds Insurance Series® International Growth and Income Fund - Class 4 - Capital Research and Management Company	1.06%	35.09%	7.42%	7.54%	3
International Equity	American Funds Insurance Series® New World Fund® - Class 4 - Capital Research and Management Company(1)	1.07%	27.92%	5.06%	8.98%	4
International Equity	American Funds Insurance Series® SMALLCAP World Fund® - Class 4 - Capital Research and Management Company(1) (formerly, American Funds Insurance Series® Global Small Capitalization Fund)	1.15%	14.33%	0.23%	6.96%	4

Asset Allocation Type	Portfolio Company - Investment Adviser; Sub- Adviser(s), as applicable	Current Expenses	Average Annual Total Returns (as of 12/31/2025)			Rider Allocation Investment Category(2)
			1 Year	5 Year	10 Year
Taxable Bond	American Funds Insurance Series® The Bond Fund of America® - Class 4 - Capital Research and Management Company(1)	0.72%	6.98%	-0.38%	2.11%	1
Taxable Bond	American Funds Insurance Series® U.S. Government Securities Fund® - Class 4 - Capital Research and Management Company(1)	0.75%	7.54%	-0.49%	1.45%	1
U.S. Equity	American Funds Insurance Series® Washington Mutual Investors Fund℠ - Class 4 - Capital Research and Management Company(1)	0.75%	16.90%	13.60%	12.08%	3
Allocation	BlackRock 60/40 Target Allocation ETF V.I. Fund - Class III(1)	0.58%	15.37%	7.05%	8.45%	2
U.S. Equity	BlackRock Advantage SMID Cap V.I. Fund - Class III(1)	0.80%	10.87%	6.77%	10.85%	3
Allocation	BlackRock Global Allocation V.I. Fund - Class III(1)	1.01%	19.42%	5.51%	7.33%	2
International Equity	BlackRock International V.I. Fund - Class I(1)	0.86%	15.53%	2.49%	6.43%	3
U.S. Equity	ClearBridge Variable Small Cap Growth Portfolio - Class II - Frankin Templeton Fund Adviser, LLC	1.06%	8.97%	-0.42%	9.11%	4
Allocation	Columbia Variable Portfolio - Balanced Fund - Class 2	1.00%	13.75%	8.45%	9.48%	2
Taxable Bond	Columbia Variable Portfolio - Intermediate Bond Fund - Class 2	0.77%	8.84%	-0.68%	2.52%	1
U.S. Equity	Columbia Variable Portfolio - Select Mid Cap Value Fund - Class 2(1)	1.07%	13.87%	10.90%	10.17%	4
Taxable Bond	Columbia Variable Portfolio - Select Short Corporate Income Fund - Class 2(1)(formerly, Columbia Variable Portfolio - Limited Duration Credit Fund)	0.66%	6.00%	1.90%	2.94%	1
Sector Equity	Columbia Variable Portfolio - Seligman Global Technology Fund - Class 2(1)	1.18%	34.37%	18.42%	22.70%	4
Taxable Bond	Columbia Variable Portfolio - Strategic Income Fund - Class 2(1)	0.94%	6.88%	1.87%	3.99%	2
Allocation	Fidelity® VIP Asset Manager 50% Portfolio - Service Class 2 - FMR Investment Management (UK) Limited;Fidelity Management & Research (Japan) Limited; Fidelity Management & Research (Hong Kong) Limited(1)	0.76%	14.72%	5.41%	6.87%	2
Allocation	Fidelity® VIP Asset Manager 70% Portfolio - Service Class 2 - FMR Investment Management (UK) Limited;Fidelity Management & Research (Japan) Limited; Fidelity Management & Research (Hong Kong) Limited(1)	0.86%	17.96%	7.37%	8.59%	2
Allocation	Fidelity® VIP Balanced Portfolio - Service Class 2 - FMR Investment Management (UK) Limited;Fidelity Management & Research (Japan) Limited; Fidelity Management & Research (Hong Kong) Limited	0.66%	14.96%	9.24%	10.84%	2
Taxable Bond	Fidelity® VIP Bond Index Portfolio - Service Class 2 - FMR Investment Management (UK) Limited;Fidelity Management & Research (Japan) Limited; Fidelity Management & Research (Hong Kong) Limited	0.39%	6.76%	-0.81%	—	1
U.S. Equity	Fidelity® VIP Contrafund® Portfolio - Service Class 2 - FMR Investment Management (UK) Limited; Fidelity Management & Research (Japan) Limited; Fidelity Management & Research (Hong Kong) Limited	0.79%	21.24%	15.08%	15.49%	3
Small Blend	Fidelity® VIP Disciplined Small Cap Portfolio - Service Class 2	0.57%	17.09%	10.09%	10.31%	4

Asset Allocation Type	Portfolio Company - Investment Adviser; Sub- Adviser(s), as applicable	Current Expenses	Average Annual Total Returns (as of 12/31/2025)			Rider Allocation Investment Category(2)
			1 Year	5 Year	10 Year
International Equity	Fidelity® VIP Emerging Markets Portfolio - Service Class 2 - FMR Investment Management (UK) Limited;Fidelity Management & Research (Japan) Limited; Fidelity Management & Research (Hong Kong) Limited; FIL Investment Advisors; FIL Investment Advisors (UK) Ltd	1.12%	40.79%	5.62%	10.66%	4
Sector Equity	Fidelity® VIP Energy Portfolio - Service Class 2 - FMR Investment Management (UK) Limited;Fidelity Management & Research (Japan) Limited; Fidelity Management & Research (Hong Kong) Limited	0.85%	10.34%	23.86%	7.69%	4
Allocation	Fidelity® VIP FundsManager 20% Portfolio - Service Class 2(1)	0.62%	9.03%	3.00%	4.08%	1
Allocation	Fidelity® VIP FundsManager 70% Portfolio – Service Class 2(1)	0.80%	16.91%	7.58%	8.95%	4
Allocation	Fidelity® VIP FundsManager 85% Portfolio - Service Class 2(1)	0.83%	19.26%	8.93%	10.34%	3
U.S. Equity	Fidelity® VIP Growth & Income Portfolio - Service Class 2 - FMR Investment Management (UK) Limited;Fidelity Management & Research (Japan) Limited; Fidelity Management & Research (Hong Kong) Limited	0.72%	21.21%	15.83%	13.56%	3
U.S. Equity	Fidelity® VIP Growth Portfolio - Service Class 2 - FMR Investment Management (UK) Limited;Fidelity Management & Research (Japan) Limited; Fidelity Management & Research (Hong Kong) Limited	0.80%	14.63%	13.42%	17.16%	3
Sector Equity	Fidelity® VIP Health Care Portfolio - Service Class 2 - FMR Investment Management (UK) Limited;Fidelity Management & Research (Japan) Limited; Fidelity Management & Research (Hong Kong) Limited	0.84%	14.10%	3.92%	—	3
High Yield Bond	Fidelity® VIP High Income Portfolio - Service Class 2 - FMR Investment Management (UK) Limited; Fidelity Management & Research (Japan) Limited; Fidelity Management & Research (Hong Kong) Limited(1)	1.06%	10.31%	4.00%	5.34%	2
U.S. Equity	Fidelity® VIP Index 500 Portfolio - Service Class 2 - Geode Capital Management, LLC	0.34%	17.48%	14.03%	14.42%	3
International Equity	Fidelity® VIP International Capital Appreciation Portfolio - Service Class 2 - FMR Investment Management (UK) Limited;Fidelity Management & Research (Japan) Limited; Fidelity Management & Research (Hong Kong) Limited; FIL Investment Advisors; FIL Investment Advisors (UK) Limited	1.02%	18.36%	5.99%	9.53%	4
Taxable Bond	Fidelity® VIP Investment Grade Bond Portfolio - Service Class 2 - FMR Investment Management (UK) Limited;Fidelity Management & Research (Japan) Limited; Fidelity Management & Research (Hong Kong) Limited	0.62%	6.93%	-0.21%	2.45%	1
U.S. Equity	Fidelity® VIP Mid Cap Portfolio - Service Class 2 - FMR Investment Management (UK) Limited;Fidelity Management & Research (Japan) Limited; Fidelity Management & Research (Hong Kong) Limited	0.80%	11.49%	9.83%	10.31%	3
Multisector Bond	Fidelity® VIP Strategic Income Portfolio - Service Class 2 - FMR Investment Management (UK) Limited;Fidelity Management & Research (Japan) Limited; Fidelity Management & Research (Hong Kong) Limited; FIL Investment Advisors; FIL Investment Advisors (UK) Limited	0.88%	8.58%	2.79%	4.40%	2
Sector Equity	Fidelity® VIP Technology Portfolio - Initial Class - FMR Investment Management (UK) Limited;Fidelity Management & Research (Japan) Limited; Fidelity Management & Research (Hong Kong) Limited	0.56%	23.36%	16.83%	23.76%	4

Asset Allocation Type	Portfolio Company - Investment Adviser; Sub- Adviser(s), as applicable	Current Expenses	Average Annual Total Returns (as of 12/31/2025)			Rider Allocation Investment Category(2)
			1 Year	5 Year	10 Year
U.S. Equity	Fidelity® VIP Value Strategies Portfolio - Service Class 2 - FMR Investment Management (UK) Limited;Fidelity Management & Research (Japan) Limited; Fidelity Management & Research (Hong Kong) Limited	0.84%	7.70%	11.87%	10.54%	4
Allocation	First Trust Multi Income Allocation Portfolio - Class I - Energy Income Partners, LLC; Stonebridge Advisors LLC(1)	1.17%	7.71%	6.11%	5.91%	2
Allocation	First Trust/Dow Jones Dividend & Income Allocation Portfolio - Class I	1.18%	5.30%	3.98%	6.68%	2
U.S. Equity	Franklin DynaTech VIP Fund - Class 2	0.88%	18.13%	9.09%	14.08%	4
Allocation	Franklin Income VIP Fund - Class 2	0.72%	12.56%	7.66%	7.30%	2
U.S. Equity	Franklin Rising Dividends VIP Fund - Class 2	0.89%	11.80%	9.50%	12.10%	3
U.S. Equity	Franklin Small Cap Value VIP Fund - Class 2(1)	0.91%	7.65%	8.86%	9.81%	4
U.S. Equity	Franklin Small-Mid Cap Growth VIP Fund - Class 2	1.09%	2.52%	1.03%	9.89%	4
Taxable Bond	Goldman Sachs VIT Core Fixed Income Fund - Service Class(1)	0.67%	7.32%	-0.81%	1.86%	1
U.S. Equity	Goldman Sachs VIT Mid Cap Growth Fund - Service Class(1)	0.98%	7.36%	4.67%	11.58%	3
U.S. Equity	Goldman Sachs VIT Mid Cap Value Fund - Service Class(1)	1.06%	9.13%	9.77%	9.75%	3
U.S. Equity	Goldman Sachs VIT Small Cap Equity Insights Fund - Service Class(1)	1.07%	15.82%	10.19%	10.57%	4
U.S. Equity	Goldman Sachs VIT Strategic Growth Fund - Service Class(1)	0.95%	17.58%	12.47%	16.13%	3
Allocation	Goldman Sachs VIT Trend Driven Allocation Fund - Service Class(1)	0.96%	9.89%	5.91%	5.77%	2
Allocation	Invesco® V.I. Balanced-Risk Allocation Fund - Series II(1)	1.13%	8.69%	2.27%	4.91%	2
U.S. Equity	Invesco® V.I. Comstock Fund - Series II	1.00%	17.14%	15.14%	11.67%	3
U.S. Equity	Invesco® V.I. Discovery Mid Cap Growth Fund - Series II	1.11%	4.53%	3.64%	11.10%	4
Allocation	Invesco® V.I. Equity and Income Fund - Series II	0.82%	12.52%	8.68%	8.64%	3
International Equity	Invesco® V.I. Global Fund - Series II	1.06%	15.02%	7.01%	10.72%	4
Sector Equity	Invesco® V.I. Global Real Estate Fund - Series II	1.27%	7.61%	1.49%	2.18%	4
Taxable Bond	Invesco® V.I. Government Securities Fund - Series II	0.95%	6.95%	-0.22%	1.34%	1
U.S. Equity	Invesco® V.I. Growth and Income Fund - Series II	1.00%	15.30%	12.56%	10.46%	3
U.S. Equity	Invesco® V.I. Main Street Mid Cap Fund® - Series II	1.19%	8.96%	8.83%	9.08%	3
U.S. Equity	Invesco® V.I. Main Street Small Cap Fund® - Series II	1.09%	8.44%	8.07%	10.31%	4
U.S. Equity	Invesco® V.I. Small Cap Equity Fund - Series II	1.21%	7.83%	7.06%	9.28%	4
Money Market	Invesco® V.I. U.S. Government Money Portfolio - Series I	0.67%	3.64%	2.80%	1.76%	1
Allocation	Janus Henderson Balanced Portfolio - Service Shares	0.87%	14.82%	8.21%	9.86%	2
U.S. Equity	Janus Henderson Enterprise Portfolio - Service Shares	0.97%	7.41%	7.35%	12.51%	3
U.S. Equity	Janus Henderson Forty Portfolio - Service Shares	0.87%	17.86%	11.37%	15.96%	3
International Equity	Janus Henderson Global Sustainable Equity Portfolio - Service Shares(1)	0.99%	17.26%	—	—	4
Sector Equity	Janus Henderson Global Technology and Innovation Portfolio - Service Shares	0.97%	24.84%	13.44%	21.18%	4
International Equity	Janus Henderson Overseas Portfolio - Service Shares	0.96%	28.58%	9.17%	8.97%	4
Taxable Bond	Lord Abbett Series Fund - Bond Debenture Portfolio - Class VC	0.98%	8.33%	2.10%	4.72%	2

Asset Allocation Type	Portfolio Company - Investment Adviser; Sub- Adviser(s), as applicable	Current Expenses	Average Annual Total Returns (as of 12/31/2025)			Rider Allocation Investment Category(2)
			1 Year	5 Year	10 Year
U.S. Equity	Lord Abbett Series Fund - Dividend Growth Portfolio - Class VC (1)	0.99%	15.98%	12.34%	13.06%	3
U.S. Equity	Lord Abbett Series Fund - Fundamental Equity Portfolio - Class VC(1)	1.08%	14.29%	11.36%	9.75%	3
U.S. Equity	Lord Abbett Series Fund - Growth and Income Portfolio - Class VC	0.93%	17.29%	13.34%	11.12%	3
U.S. Equity	Lord Abbett Series Fund - Growth Opportunities Portfolio - Class VC	1.15%	12.94%	3.23%	10.41%	4
Taxable Bond	Lord Abbett Series Fund - Short Duration Income Portfolio - Class VC(1)	0.72%	5.90%	2.25%	2.62%	1
U.S. Equity	MFS® VIT Growth Series - Service Class - Massachusetts Financial Services Company(1)	0.98%	11.90%	10.82%	15.31%	3
U.S. Equity	MFS® VIT II Core Equity Portfolio - Service Class - Massachusetts Financial Services Company(1)	1.03%	12.22%	11.26%	13.53%	3
International Equity	MFS® VIT II International Growth Portfolio - Service Class - Massachusetts Financial Services Company(1)	1.13%	20.81%	6.80%	9.60%	3
International Equity	MFS® VIT II International Intrinsic Equity Portfolio - Service Class - Massachusetts Financial Services Company(1)(formerly, MFS® VIT II International Intrinsic Value Portfolio)	1.14%	32.96%	7.02%	9.68%	3
U.S. Equity	MFS® VIT II Massachusetts Investors Growth Stock Portfolio - Service Class - Massachusetts Financial Services Company(1)	0.97%	9.61%	9.74%	13.98%	3
Foreign Large Blend	MFS® VIT II Research International Portfolio - Service Class - Massachusetts Financial Services Company(1)	1.15%	21.75%	5.25%	7.27%	4
U.S. Equity	MFS® VIT III Blended Research® Small Cap Equity Portfolio - Service Class - Massachusetts Financial Services Company(1)	0.83%	5.49%	6.62%	8.82%	4
Global Real Estate	MFS® VIT III Global Real Estate Portfolio - Service Class - Massachusetts Financial Services Company(1)	1.15%	3.30%	1.08%	4.76%	4
Mid-Cap Value	MFS® VIT III Mid Cap Value Portfolio - Service Class - Massachusetts Financial Services Company(1)	1.04%	5.75%	9.90%	9.69%	4
Mid-Cap Growth	MFS® VIT Mid Cap Growth Series - Service Class - Massachusetts Financial Services Company(1)	1.06%	3.40%	3.03%	11.32%	4
U.S. Equity	MFS® VIT New Discovery Series - Service Class - Massachusetts Financial Services Company(1)	1.12%	12.56%	-0.54%	10.46%	4
Allocation	MFS® VIT Total Return Series - Service Class - Massachusetts Financial Services Company(1)	0.86%	10.91%	6.16%	7.36%	3
Sector Equity	MFS® VIT Utilities Series - Service Class - Massachusetts Financial Services Company(1)	1.03%	14.76%	7.38%	9.22%	4
International Equity	Morgan Stanley VIF Global Strategist Portfolio - Class II(1)	1.00%	17.36%	5.21%	6.75%	2
U.S. Equity	Morgan Stanley VIF Growth Portfolio - Class II(1)	0.82%	35.38%	3.15%	17.46%	4
Allocation	PIMCO VIT All Asset Portfolio - Advisor Class - Pacific Investment Management Company LLC - Research Affiliates LLC(1)	2.225%	14.19%	5.49%	6.67%	2
Allocation	PIMCO VIT Global Diversified Allocation Portfolio - Advisor Class - Pacific Investment Management Company LLC(1)	1.22%	15.07%	5.23%	6.44%	2
Taxable Bond	PIMCO VIT High Yield Portfolio - Advisor Class - Pacific Investment Management Company LLC	0.91%	8.85%	3.87%	5.47%	2
Taxable Bond	PIMCO VIT Income Portfolio - Advisor Class - Pacific Investment Management Company LLC	1.02%	10.08%	3.31%	—	2

Asset Allocation Type	Portfolio Company - Investment Adviser; Sub- Adviser(s), as applicable	Current Expenses	Average Annual Total Returns (as of 12/31/2025)			Rider Allocation Investment Category(2)
			1 Year	5 Year	10 Year
Taxable Bond	PIMCO VIT Long-Term U.S. Government Portfolio - Advisor Class - Pacific Investment Management Company LLC	2.575%	6.04%	-6.91%	-0.09%	2
Taxable Bond	PIMCO VIT Low Duration Portfolio - Advisor Class - Pacific Investment Management Company LLC	0.76%	5.42%	1.47%	1.69%	1
Taxable Bond	PIMCO VIT Real Return Portfolio - Advisor Class - Pacific Investment Management Company LLC	1.49%	7.74%	1.11%	3.11%	1
Taxable Bond	PIMCO VIT Short-Term Portfolio - Advisor Class - Pacific Investment Management Company LLC	0.75%	4.57%	3.14%	2.65%	1
Taxable Bond	PIMCO VIT Total Return Portfolio - Advisor Class - Pacific Investment Management Company LLC	0.83%	8.78%	-0.08%	2.26%	1
Allocation	Protective Life Dynamic Allocation Series - Conservative Portfolio(1)	0.90%	11.17%	3.76%	—	2
Allocation	Protective Life Dynamic Allocation Series - Growth Portfolio(1)	0.90%	16.01%	8.77%	—	3
Allocation	Protective Life Dynamic Allocation Series - Moderate Portfolio(1)	0.90%	12.70%	5.28%	—	2
U.S. Equity	Putnam VT - Core Equity - IB Class - Franklin Advisers, Inc.; Franklin Templeton Investment Management Limited	0.92%	16.81%	15.96%	15.20%	3
Allocation	Putnam VT - George Putnam Balanced - IB Class - Franklin Advisers, Inc.; Franklin Templeton Investment Management Limited	0.88%	13.95%	8.85%	10.17%	2
International Equity	Putnam VT - International Value Fund - IB Class - Franklin Advisers, Inc.; Franklin Templeton Investment Management Limited; Templeton Asset Management Ltd.	1.06%	34.68%	12.49%	8.86%	4
U.S. Equity	Putnam VT - Large Cap Value Fund - IB Class - Franklin Advisers, Inc.; Franklin Templeton Investment Management Limited	0.79%	20.35%	15.38%	13.30%	3
U.S. Equity	T. Rowe Price® All-Cap Opportunities Portfolio(1)	0.80%	16.30%	12.22%	16.93%	4
U.S. Equity	T. Rowe Price® Blue Chip Growth Portfolio - II Class	1.00%	18.43%	11.41%	15.25%	3
Sector Equity	T. Rowe Price® Health Sciences Portfolio - II Class	1.11%	17.80%	3.86%	8.70%	4
U.S. Equity	T. Rowe Price® Mid-Cap Growth Portfolio - II Class	1.09%	3.29%	3.58%	9.54%	3
Allocation	T. Rowe Price® Moderate Allocation Portfolio(1)	0.85%	14.50%	5.50%	7.84%	2
International Equity	Templeton Emerging Markets VIP Fund - Class 2 (formerly, Templeton Developing Markets VIP Fund)	1.37%	46.27%	5.46%	10.40%	4
Taxable Bond	Templeton Global Bond VIP Fund - Class 2 - Franklin Advisers, Inc.(1)	0.75%	15.73%	-0.96%	-0.15%	2

(1)
These Funds and their investment advisers have entered into contractual fee waivers or expense reimbursement arrangements. These temporary fee reductions are reflected in their annual expenses. Those contractual arrangements are designed to reduce total annual Fund operating expenses for Contract Owners and will continue past the current year.

(2)
If you have purchased the SecurePay Protector rider, you must allocate your Purchase Payments and Contract Value in accordance with the Allocation Guidelines and Restrictions that we have established. The following table specifies the minimum and maximum percentages of your Contract Value that must be allocated to each of the four Investment Categories during the rider accumulation phase and starting June 3, 2024, during the rider withdrawal phase in order for you to remain eligible for benefits under the SecurePay Protector rider (unless you are fully invested in a Benefit Allocation Model or a permissible single investment option – see table below). You can select the percentage of Contract Value to allocate to individual Funds within each group, but the total investment for all Funds in a group must comply with the specified minimum and maximum percentages for that group. See “ALLOCATION GUIDELINES AND RESTRICTIONS FOR PROTECTED LIFETIME INCOME BENEFITS” in the Prospectus.

RIDER ACCUMULATION PHASE
Investment Category	Minimum Allocation	Maximum Allocation
1	10%	100%
2	0%	90%
3	0%	40%
4	Not Permitted	Not Permitted
RIDER WITHDRAWAL PHASE
Investment Category	Minimum Allocation	Maximum Allocation
1	35%	100%
2	0%	65%
3	0%	25%
4	Not Permitted	Not Permitted
Benefit Allocation Model Portfolios and Permissible Single Investment Options
	Benefit Allocation Model Portfolios	Permissible Single Investment Options
Rider Accumulation Phase	Income Focus, Moderate Income, Balanced toward Income, Balanced Growth and Income, Balanced toward Growth, Moderate Growth, and Growth Focus	Protective Life Dynamic Allocation Series - Conservative and Protective Life Dynamic Allocation Series - Moderate
Rider Withdrawal Phase	Income Focus, Moderate Income, Balanced toward Income, Balanced Growth and Income, and Balanced toward Growth	Protective Life Dynamic Allocation Series - Conservative
The following is information for the fixed options currently available under the Contract. We may change the features of the fixed options listed below, offer new fixed options, and terminate existing fixed options. We will provide you with written notice before doing so. Depending on the optional benefits you choose, you may not be able to invest in certain fixed options, as noted below.
Name	Term	Minimum Guaranteed Interest Rate
Fixed Account*	1 Year	1%
DCA Account 1	3 to 6 Months	1%
DCA Account 2	7 to 12 Months	1%
*If you select the SecurePay rider or SecurePay Investor rider, you may not allocate any portion of your Purchase Payments or Contract Value to the Fixed Account.

This Summary Prospectus incorporates by reference the Protective Aspirations Variable Annuity Contract’s Prospectus and Statement of Additional Information (SAI), dated May 1, 2026, as amended or supplemented. The SAI may be obtained, free of charge, in the same manner as the Prospectus.
EDGAR Contract Identifier: C000234254